UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2016

G-III APPAREL GROUP, LTD.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-18183 (Commission File Number)	41-1590959 (IRS Employer Identification No.)

512 Seventh Avenue New York, New York (Address of principal executive offices)	10018 (Zip Code)

Registrant’s telephone number, including area code: (212) 403-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

(1)            Amendment to 2015 Long-Term Incentive Plan. On December 8, 2016, the Board of Directors (the “Board”) of G-III Apparel Group, Ltd. (the “Company”) approved an amendment to Section 11.1 of the Company’s 2015 Long-Term Incentive Plan (the “2015 Plan”) to replace the last sentence thereof with a provision permitting the withholding of shares of the Company’s common stock to be issued pursuant to awards under the 2015 Plan to satisfy the participant’s tax withholding obligations based upon a tax rate that is no less than the minimum applicable withholding rate and up to the maximum applicable withholding rate. The amendment is effective for fiscal years beginning after January 31, 2017 with respect to awards outstanding on or granted after February 1, 2017. A copy of the 2015 Plan, as amended to reflect this amendment, is filed as herewith as Exhibit 10.1.

(2)            Amendment to Employment Agreement and Executive Transition Agreement with Wayne S. Miller. On December 9, 2016, the Company entered into an Amendment to Employment Agreement and Executive Transition Agreement (the “Miller Amendment”), with Wayne S. Miller, Chief Operating Officer of the Company, amending each of (i) the Employment Agreement made as of January 9, 2013 (the “Original Miller Employment Agreement”), between the Company and Mr. Miller, and (ii) the Amended and Restated Executive Transition Agreement made as of February 15, 2011 (the “Original Miller Transition Agreement”), by and between the Company and Mr. Miller.

The Miller Amendment amends the Original Miller Employment Agreement by:

(a) reflecting Mr. Miller’s current base salary of $750,000 per annum;

(b) including the following additional events within the definition of “good reason” for termination of employment by Mr. Miller: (i) a material diminution of Mr. Miller’s title, position or authority; (ii) a change in Mr. Miller’s line of reporting within the Company; and (iii) a reduction in Mr. Miller’s salary rate then in effect;

(c) increasing the period within which Mr. Miller must furnish notice of the occurrence of an event constituting “good reason” to 90 days from 60 days; and

(d) in the event of termination of Mr. Miller’s employment by the Company without justifiable cause or by Mr. Miller for good reason, (i) increasing Mr. Miller’s severance pay period to 24 months from 18 months and (ii) providing that the bonus portion of the severance payment shall equal the greater of (A) Mr. Miller’s average annual cash bonus during the previous two fiscal years and (B) an annual bonus amount of $500,000.

In addition, the Miller Amendment amends the Original Miller Transition Agreement by:

(a) in the event of a severance event, (i) increasing Mr. Miller’s severance payment to 2.0 times, from 1.5 times, salary plus average annual bonus, (ii) increasing the severance payment period to 24 months from 18 months; and (iii) increasing the period of continued health plan coverage to 24 months from 18 months;

(b) amending certain events constituting “Good Reason” for termination of employment by Mr. Miller to consist of (i) a material reduction or diminution in Mr. Miller’s title, position, authority, duties or responsibilities; (ii) the assignment to Mr. Miller of duties which are materially inconsistent with Mr. Miller’s title and position or which materially impair Mr. Miller’s ability to function in his title and position; or (iii) a change in Mr. Miller’s line of reporting; and

(c) including the following additional event within the definition of “Good Reason” for termination of employment by Mr. Miller: the non-renewal or non-extension by the Company of the term of any employment agreement in effect between the Company and Mr. Miller for reasons other than Cause or “cause” as defined in Mr. Miller’s employment agreement.

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A copy of the Miller Amendment is filed herewith as Exhibit 10.2.

(3)            Employment Agreement and Amendment to Executive Transition Agreement with Jeffrey D. Goldfarb. On December 9, 2016, the Company entered into an employment agreement (the “Goldfarb Employment Agreement”) with Jeffrey D. Goldfarb, the Company’s Executive Vice President. The term of the Goldfarb Employment Agreement extends through January 31, 2018, with the term being extended by one year unless either party gives written notice to the other at least six months prior to the end of the then term that it is not to be extended. Mr. Goldfarb will continue to serve as the Company’s Executive Vice President, will receive an annual salary of $750,000, plus such bonus, if any, as shall be awarded by the Board or the Compensation Committee of the Board, and will be entitled to participate in the Company’s benefit plans and arrangements for senior executive personnel. If the Goldfarb Employment Agreement is terminated by the Company without “justifiable cause” (as defined in the Goldfarb Employment Agreement) or by Mr. Goldfarb for “good reason” (as defined in the Goldfarb Employment Agreement), Mr. Goldfarb is entitled to receive his compensation and benefits for 24 months from the date his employment terminates, and shall be deemed to be entitled to an annual bonus for each 12-month period during such severance period in an amount equal to the greater of (i) the average annual cash bonus earned by Mr. Goldfarb during the two fiscal years immediately preceding the fiscal year in which Mr. Goldfarb’s employment terminates and (ii) an annual bonus amount of $500,000, subject to compliance by Mr. Goldfarb with his non-competition and certain other obligations in the Goldfarb Employment Agreement. A copy of the Goldfarb Employment Agreement is filed herewith as Exhibit 10.3.

In addition, on December 9, 2016, the Company into an Amendment (the “Goldfarb Amendment”), to the Amended and Restated Executive Transition Agreement made as of February 15, 2011 (the “Original Goldfarb Transition Agreement”), by and between the Company and Jeffrey D. Goldfarb.

The Goldfarb Amendment amends the Original Goldfarb Transition Agreement by:

(a) in the event of a severance event, (i) increasing Mr. Goldfarb’s severance payment to 2.0 times, from 1.5 times, salary plus average annual bonus; (ii) increasing the severance payment period to 24 months from 18 months; and (iii) increasing the period of continued health plan coverage to 24 months from 18 months;

(b) amending certain events constituting “Good Reason” for termination of employment by Mr. Goldfarb to consist of (i) a material reduction or diminution in Mr. Goldfarb’s title, position, authority, duties or responsibilities; (ii) the assignment to Mr. Goldfarb of duties which are materially inconsistent with Mr. Goldfarb’s title and position or which materially impair Mr. Goldfarb’s ability to function in his title and position; or (iii) a change in Mr. Goldfarb’s line of reporting; and

(c) including the following additional event within the definition of “Good Reason” for termination of employment by Mr. Goldfarb: the non-renewal or non-extension by the Company of the term of any employment agreement in effect between the Company and Mr. Goldfarb for reasons other than Cause or “cause” as defined in the Goldfarb Employment Agreement.

A copy of the Goldfarb Amendment is filed herewith as Exhibit 10.4.

(4)            Severance Agreement with Neal S. Nackman. On December 9, 2016, the Company entered into a severance letter agreement (the “Severance Agreement”) with Neal S. Nackman, the Company’s Chief Financial Officer. The Severance Agreement provides for severance payments to Mr. Nackman equal to one year of benefits previously provided, salary and bonus (based on the average of his bonus in the two years prior to termination) in the event that Mr. Nackman is terminated without “Cause” (as defined in the Severance Agreement). A copy of the Severance Agreement is filed herewith as Exhibit 10.5.

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) (1) For a description of the amendments to the Company’s Employment Agreement and Executive Transition Agreement with Mr. Wayne S. Miller, see subsection (2) of Item 1.01 of this Form 8-K. For a description

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of the Company’s Employment Agreement with Jeffrey D. Goldfarb and the amendment to the Company’s Executive Transition Agreement with Mr. Jeffrey D. Goldfarb, see subsection (3) of Item 1.01 of this Form 8-K. For a description of the Company’s Severance Agreement with Mr. Neal S. Nackman, see subsection (4) of Item 1.01 of this Form 8-K.

(2)   Base Salary Increase for Neal S. Nackman. On December 8, 2016, the Compensation Committee approved an increase in the base salary of Mr. Nackman, from $450,000 per annum to $500,000 per annum, effective January 2, 2017.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit Description
10.1	2015 Long-Term Incentive Plan, as amended.
10.2	Amendment to Employment Agreement and Executive Transition Agreement, dated as of December 9, 2016, by and between the Company and Wayne S. Miller.
10.3	Employment Agreement, dated as of December 9, 2016, between the Company and Jeffrey D. Goldfarb.
10.4	Amendment to Executive Transition Agreement, dated as of December 9, 2016, between the Company and Jeffrey D. Goldfarb.
10.5	Severance Agreement, dated as of December 9, 2016, between the Company and Neal S. Nackman.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

G-III APPAREL GROUP, LTD.

Date: December 14, 2016

	By:	/s/ Neal S. Nackman
	Name:	Neal S. Nackman
	Title:	Chief Financial Officer

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